ACXIOM ANNOUNCES FIRST QUARTER RESULTS

Connectivity Revenue Growth Accelerates to 44% Year-Over-Year

CONWAY, Ark., August 3, 2017—Acxiom® (Nasdaq: ACXM), the data foundation for the world's best marketers, today announced financial results for its first quarter ended June 30, 2017.

Financial Highlights

•
Revenue: Total revenue was $213 million or down 1% compared to the first quarter of last year. Year-over-year revenue growth was negatively impacted by $12 million associated with the 2017 divestiture of Acxiom Impact and $1 million of FX.

•	Operating Income (Loss): GAAP operating loss was $6 million compared to operating income of $8 million in the prior year. Non-GAAP operating income improved 6% to approximately $22 million.
•	Earnings (Loss) per Share: GAAP diluted loss per share was $0.02 compared to earnings per share of $0.05 in the prior year. Non-GAAP diluted earnings per share were $0.14 compared to $0.15 a year ago.
•	Operating Cash Flow: Operating cash flow was $5 million, up from $1 million in the prior year.
•
Free Cash Flow to Equity: Free cash flow to equity was negative $6 million, up from negative $22 million in the prior year. For the trailing twelve-month period, free cash flow to equity improved to $79 million, up from $8 million in the comparable period.

Segment Results
$M
Connectivity	Q118	Q117	Y/Y Δ
Revenue	$ 45	$ 31	44%
Gross Profit	$ 28	$ 18	57%
Gross Margin	61%	56%	480 bps
Segment Operating Income (Loss)	$ (0)	$ 0	(117%)
Segment Margin	(0%)	1%	(100) bps

Audience Solutions	Q118	Q117	Y/Y Δ
Revenue	$ 76	$ 74	3%
Gross Profit	$ 47	$ 42	13%
Gross Margin	62%	57%	550 bps
Segment Operating Income	$ 29	$ 25	14%
Segment Margin	38%	34%	370 bps

Marketing Services	Q118	Q117	Y/Y Δ
Revenue	$ 92	$ 110	(17%)
Gross Profit	$ 31	$ 37	(16%)
Gross Margin	34%	34%	10 bps
Segment Operating Income	$ 20	$ 20	(2%)
Segment Margin	22%	18%	320 bps

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

"We remain on track to meet our profit objectives for the year," said Acxiom CEO Scott Howe. "While our near-term top-line expectations have declined, our business remains strong. We are expanding internationally, our Connectivity business continues to fire on all cylinders, and we are making good progress against our key growth inititiatives."

Recent Business Highlights

•
LiveRamp® added approximately 40 new direct clients during the quarter and added over 25 new partner integrations. Marketers can now onboard and activate their data across a growing network of more than 500 publishers and marketing technology providers.

•
LiveRamp launched IdentityLink™ for publishers. This solution allows publishers to better monetize their audiences by supporting brands' people-based marketing initiatives. Over 200 publishers are now using IdentityLink, which unifies LiveRamp's identity resolution suite of capabilities with those acquired in the 2016 acquisitions of Arbor and Circulate.

•
Audience Solutions announced several new data partnerships, including a measurement partnership with Pinterest and an integration with LinkedIn that will enhance people-based targeting on its platform.

•
Acxiom launched Connected Spaces, a global solution designed to deliver more relevant customer experiences at retail, travel and leisure locations such as airports, malls, sports stadiums, concert arenas and resorts. In partnership with Adobe Experience Cloud, Connected Spaces enables locations to identify, understand and engage with the thousands of people coming through their doors.

•
Acxiom launched its InfoBase® consumer database and AbiliTec® Identity Resolution offering in Mexico, enabling companies to reach 78 million unique individuals, covering 84 percent of all adults in Mexico.

•
Acxiom was awarded five new patents for data processing and management technology. Designed to support the data science underlying its best-of-breed marketing solutions, the new patents extend Acxiom's leadership in people-based marketing and ethical data use.

•
Acxiom was named one of the Best Places to Work in Arkansas by Arkansas Business. Acxiom has previously been recognized as a Best Place to Work by Glassdoor, San Francisco Business Times and Silicon Valley Business Journal, among others. It has also been certified as a great workplace by the independent analysts at Great Place to Work®.

Financial Outlook

Acxiom's non-GAAP guidance excludes the impact of non-cash compensation, purchased intangible asset amortization, restructuring charges and business separation costs.

For fiscal 2018, Acxiom expects to report:

•
Revenue of between $920 million and $930 million, an increase of between 7% and 8% year-over-year after adjusting for the Acxiom Impact divestiture. This represents a downward adjustment of $15 million to $25 million from prior guidance.

•	GAAP diluted loss per share of approximately $0.06

•	Non-GAAP diluted earnings per share of approximately $0.80, an increase of 13% year-over-year

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on our investor site. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom provides the data foundation for the world's best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and ethical data use for more than 45 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. Acxiom is a registered trademark of Acxiom Corporation. For more information, visit Acxiom.com.

Forward-Looking Statements

This release and today's conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the divisions may not be realized within the expected timeframe; the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption "Item 1A. RISK FACTORS" in our Annual Report on Form 10-K for the year ended March 31, 2017, which was filed with the Securities and Exchange Commission on May 26, 2017.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

For more information, contact:
Lauren Dillard
Acxiom Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	June 30,
			$	%
	2017	2016	Variance	Variance

Revenues	212,514	214,801	(2,287)	(1.1%)

Cost of revenue	113,960	122,819	(8,859)	(7.2%)
Gross profit	98,554	91,982	6,572	7.1%
% Gross margin	46.4%	42.8%

Operating expenses:
Research and development	23,563	18,652	4,911	26.3%
Sales and marketing	48,440	37,348	11,092	29.7%
General and administrative	32,356	27,506	4,850	17.6%
Gains, losses and other items, net	(98)	314	(412)	(131.2%)
Total operating expenses	104,261	83,820	20,441	24.4%

Income (loss) from operations	(5,707)	8,162	(13,869)	(169.9%)
% Margin	-2.7%	3.8%
Other income (expense):
Interest expense	(2,342)	(1,812)	(530)	(29.2%)
Other, net	(672)	307	(979)	(319.0%)
Total other expense	(3,014)	(1,505)	(1,509)	(100.3%)

Earnings (loss) before income taxes	(8,721)	6,657	(15,378)	(231.0%)

Income taxes	(7,421)	2,681	(10,102)	(376.8%)

Net earnings (loss)	(1,300)	3,976	(5,276)	(132.7%)

Basic earnings (loss) per share	(0.02)	0.05	(0.07)	(132.2%)

Diluted earnings (loss) per share	(0.02)	0.05	(0.07)	(133.0%)

Basic weighted average shares	78,672	77,471

Diluted weighted average shares	78,672	79,353

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	June 30,
	2017	2016

Earnings (loss) before income taxes	(8,721)	6,657

Income taxes	(7,421)	2,681

Net earnings (loss)	(1,300)	3,976

Earnings (loss) per share:

Basic	(0.02)	0.05

Diluted	(0.02)	0.05

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,966	4,077
Non-cash stock compensation (cost of revenue and operating expenses)	15,031	8,590
Restructuring and merger charges (gains, losses, and other)	(98)	314
Separation and transformation costs (general and administrative)	7,119	-

Total excluded items	28,018	12,981

Earnings before income taxes
and excluding items	19,297	19,638

Income taxes (2)	7,720	7,852

Non-GAAP net earnings	11,577	11,786

Non-GAAP earnings per share:

Basic	0.15	0.15

Diluted	0.14	0.15

Basic weighted average shares	78,672	77,471

Diluted weighted average shares	81,440	79,353

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 40.0% in both periods presented. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
	2017	2016

Income (loss) from operations	(5,707)	8,162

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,966	4,077
Non-cash stock compensation (cost of revenue and operating expenses)	15,031	8,590
Restructuring and merger charges (gains, losses, and other)	(98)	314
Separation and transformation costs (general and administrative)	7,119	-

Total excluded items	28,018	12,981

Income from operations before excluded items	22,311	21,143

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
			$	%
	2017	2016	Variance	Variance

Revenues
Marketing Services	91,594	109,715	(18,121)	(16.5%)
Audience Solutions	75,734	73,744	1,990	2.7%
Connectivity	45,186	31,342	13,844	44.2%
Total operating segment revenues	212,514	214,801	(2,287)	(1.1%)

Gross profit
Marketing Services	31,358	37,466	(6,108)	(16.3%)
Audience Solutions	47,210	41,912	5,298	12.6%
Connectivity	27,525	17,575	9,950	56.6%
Total operating segment gross profit	106,093	96,953	9,140	9.4%

Gross margin %
Marketing Services	34.2%	34.1%
Audience Solutions	62.3%	56.8%
Connectivity	60.9%	56.1%
Total operating segment gross margin	49.9%	45.1%

Income (loss) from operations
Marketing Services	19,784	20,145	(361)	(1.8%)
Audience Solutions	28,542	25,096	3,446	13.7%
Connectivity	(48)	291	(339)	(116.6%)
Total operating segment income from operations	48,277	45,532	2,745	6.0%

Operating income (loss) margin %
Marketing Services	21.6%	18.4%
Audience Solutions	37.7%	34.0%
Connectivity	(0.1%)	0.9%
Total operating segment operating margin	22.7%	21.2%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,

	2017	2016

Total operating segment gross profit	106,093	96,953

Less:
Purchased intangible asset amortization	5,966	4,077
Non-cash stock compensation	1,573	894

Gross profit	98,554	91,982

Total operating segment income from operations	48,277	45,532

Less:
Corporate expenses	25,967	24,389
Purchased intangible asset amortization	5,966	4,077
Non-cash stock compensation	15,031	8,590
Restructuring charges	(98)	314
Separation and transformation costs	7,119	-

Income (loss) from operations	(5,707)	8,162

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
	2017	2016

Net earnings (loss)	(1,300)	3,976

Income taxes	(7,421)	2,681

Other expense	(3,014)	(1,505)

Income (loss) from operations	(5,707)	8,162

Depreciation and amortization	21,110	20,790

EBITDA	15,403	28,952

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	15,031	8,590
Gains, losses, and other items, net	(98)	314
Separation and transformation costs (general and administrative)	7,119	-

Other adjustments	22,052	8,904

Adjusted EBITDA	37,455	37,856

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	$	%
	2017	2017	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	163,146	170,343	(7,197)	(4.2%)
Trade accounts receivable, net	131,339	142,768	(11,429)	(8.0%)
Refundable income taxes	15,925	7,098	8,827	124.4%
Other current assets	44,809	48,310	(3,501)	(7.2%)

Total current assets	355,219	368,519	(13,300)	(3.6%)

Property and equipment	480,212	476,281	3,931	0.8%
Less - accumulated depreciation and amortization	325,962	320,307	5,655	1.8%

Property and equipment, net	154,250	155,974	(1,724)	(1.1%)

Software, net of accumulated amortization	44,089	47,638	(3,549)	(7.4%)
Goodwill	592,761	592,731	30	0.0%
Purchased software licenses, net of accumulated amortization	7,159	7,972	(813)	(10.2%)
Deferred income taxes	12,240	10,261	1,979	19.3%
Other assets, net	48,179	51,443	(3,264)	(6.3%)

	1,213,897	1,234,538	(20,641)	(1.7%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	2,339	39,819	(37,480)	(94.1%)
Trade accounts payable	41,414	40,208	1,206	3.0%
Accrued payroll and related expenses	22,230	53,238	(31,008)	(58.2%)
Other accrued expenses	58,111	59,861	(1,750)	(2.9%)
Deferred revenue	32,522	37,087	(4,565)	(12.3%)

Total current liabilities	156,616	230,213	(73,597)	(32.0%)

Long-term debt	228,145	189,241	38,904	20.6%

Deferred income taxes	60,026	58,374	1,652	2.8%

Other liabilities	15,653	17,730	(2,077)	(11.7%)

Stockholders' equity:
Common stock	13,407	13,288	119	0.9%
Additional paid-in capital	1,174,496	1,154,429	20,067	1.7%
Retained earnings	603,551	602,609	942	0.2%
Accumulated other comprehensive income	8,651	7,999	652	8.2%
Treasury stock, at cost	(1,046,648)	(1,039,345)	(7,303)	(0.7%)
Total stockholders' equity	753,457	738,980	14,477	2.0%

	1,213,897	1,234,538	(20,641)	(1.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2017	2016

Cash flows from operating activities:
Net earnings (loss)	(1,300)	3,976
Non-cash operating activities:
Depreciation and amortization	21,110	20,790
Loss on disposal of assets	163	-
Accelerated deferred debt costs	720	-
Deferred income taxes	2,497	(678)
Non-cash stock compensation expense	15,038	8,590
Changes in operating assets and liabilities:
Accounts receivable	11,960	9,487
Other assets	(3,377)	5,383
Accounts payable and other liabilities	(37,073)	(41,021)
Deferred revenue	(4,787)	(5,777)
Net cash provided by operating activities	4,951	750
Cash flows from investing activities:
Capitalized software	(3,388)	(3,982)
Capital expenditures	(6,888)	(10,694)
Data acquisition costs	(190)	(20)
Net cash used in investing activities	(10,466)	(14,696)
Cash flows from financing activities:
Proceeds from debt	230,000	-
Payments of debt	(225,572)	(8,053)
Fees for debt refinancing	(4,001)	-
Sale of common stock, net of stock acquired for withholding taxes	(2,539)	2,974
Excess tax benefits from share-based compensation	-	514
Acquisition of treasury stock	-	(20,207)
Net cash used in financing activities	(2,112)	(24,772)
Effect of exchange rate changes on cash	430	(751)

Net change in cash and cash equivalents	(7,197)	(39,469)
Cash and cash equivalents at beginning of period	170,343	189,629
Cash and cash equivalents at end of period	163,146	150,160

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	2,375	2,258
Income taxes	354	(76)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17

Net Cash Provided by Operating Activities	750	35,482	48,933	30,665	115,830	4,951

Less (plus):
Capitalized software	(3,982)	(3,893)	(3,296)	(3,306)	(14,477)	(3,388)
Capital expenditures	(10,694)	(9,845)	(9,557)	(17,897)	(47,993)	(6,888)
Data acquisition costs	(20)	(247)	(196)	(418)	(881)	(190)
Required debt payments	(8,053)	(8,058)	(8,062)	(8,070)	(32,243)	(572)
Net cash received in disposition	-	16,988	-	-	16,988	-
Proceeds from sales of assets	-	-	-	25,494	25,494	-

Free Cash Flow to Equity	(21,999)	30,427	27,822	26,468	62,718	(6,087)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

							Q1 FY18 to Q1 FY17
	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17%		$
Revenues	214,801	217,267	223,312	224,867	880,247	212,514	-1.1%	(2,287)

Cost of revenue	122,819	120,105	116,468	118,294	477,686	113,960	-7.2%	(8,859)
Gross profit	91,982	97,162	106,844	106,573	402,561	98,554	7.1%	6,572
% Gross margin	42.8%	44.7%	47.8%	47.4%	45.7%	46.4%

Operating expenses
Research and development	18,652	19,029	20,950	23,478	82,109	23,563	26.3%	4,911
Sales and marketing	37,348	37,847	43,048	48,433	166,676	48,440	29.7%	11,092
General and administrative	27,506	32,866	31,620	37,721	129,714	32,356	17.6%	4,850
Impairment of goodwill and other	-	-	-	1,315	1,315	-	-	-
Gains, losses and other items, net	314	300	2,111	4,335	7,058	(98)	-131.3%	(412)
Total operating expenses	83,820	90,042	97,729	115,282	386,872	104,261	24.4%	20,441

Income (loss) from operations	8,162	7,120	9,115	(8,709)	15,689	(5,707)	-169.9%	(13,869)
% Margin	3.8%	3.3%	4.1%	-3.9%	1.8%	-2.7%
Other income (expense)
Interest expense	(1,812)	(1,689)	(1,743)	(2,137)	(7,381)	(2,342)	-29.2%	(530)
Other, net	307	(207)	35	199	334	(672)	-319.0%	(979)
Total other expense	(1,505)	(1,896)	(1,708)	(1,937)	(7,047)	(3,014)	-100.3%	(1,509)

Earnings (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)	-231.0%	(15,378)
Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)	-376.8%	(10,102)

Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)	-132.7%	(5,276)

Diluted earnings (loss) per share	0.05	0.09	0.01	(0.10)	0.05	(0.02)	-133.0%	(0.07)

Some earnings (loss) per share amounts may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17

Earnings (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)

Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)

Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)

Earnings (loss) per share:

Basic	0.05	0.09	0.01	(0.10)	0.05	(0.02)

Diluted	0.05	0.09	0.01	(0.10)	0.05	(0.02)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,077	3,890	4,621	6,056	18,644	5,966
Non-cash stock compensation (cost of revenue and operating expenses)	8,590	11,938	13,427	15,190	49,145	15,031
Impairment of goodwill and other	-	-	-	1,315	1,315	-
Restructuring and merger charges (gains, losses, and other)	314	300	2,111	7,321	10,045	(98)
Gain on sales of assets (gains, losses and other)	-	-	-	(2,986)	(2,986)	-
Separation and transformation costs (general and administrative)	-	1,455	4,118	3,066	8,639	7,119

Total excluded items	12,981	17,583	24,277	29,962	84,803	28,018

Earnings before income taxes
and excluding items	19,638	22,807	31,684	19,315	93,444	19,297

Income taxes	7,852	8,910	12,751	7,139	36,652	7,720

Non-GAAP net earnings	11,786	13,897	18,933	12,177	56,792	11,577

Non-GAAP earnings per share:

Basic	0.15	0.18	0.24	0.16	0.73	0.15

Diluted	0.15	0.18	0.24	0.15	0.71	0.14

Basic weighted average shares	77,471	77,446	77,507	78,012	77,609	78,672

Diluted weighted average shares	79,353	79,277	79,851	80,912	79,848	81,440

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
							Q1 FY18 to Q1 FY17
	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17%		$

Revenues:

Marketing Services	109,715	105,679	101,177	94,269	410,840	91,594	-16.5%	(18,121)
Audience Solutions	73,744	78,526	83,399	86,396	322,065	75,734	2.7%	1,990
Connectivity	31,342	33,062	38,736	44,203	147,342	45,186	44.2%	13,844

Total operating segment revenues	214,801	217,267	223,312	224,867	880,247	212,514	-1.1%	(2,287)

Gross profit:

Marketing Services	37,466	34,480	37,494	31,207	140,647	31,358	-16.3%	(6,108)
Audience Solutions	41,912	47,998	53,120	55,154	198,185	47,210	12.6%	5,298
Connectivity	17,575	19,843	23,091	27,742	88,251	27,525	56.6%	9,950

Total operating segment gross profit	96,953	102,321	113,705	114,104	427,084	106,093	9.4%	9,140

Gross margin %:

Marketing Services	34.1%	32.6%	37.1%	33.1%	34.2%	34.2%
Audience Solutions	56.8%	61.1%	63.7%	63.8%	61.5%	62.3%
Connectivity	56.1%	60.0%	59.6%	62.8%	59.9%	60.9%

Total operating segment gross margin	45.1%	47.1%	50.9%	50.7%	48.5%	49.9%

Income (loss) from operations:

Marketing Services	20,145	19,837	21,127	19,513	80,622	19,784	-1.8%	(361)
Audience Solutions	25,096	29,972	34,572	33,598	123,238	28,542	13.7%	3,446
Connectivity	291	1,663	1,877	1,502	5,333	(48)	-116.6%	(339)

Total operating segment income from operations	45,532	51,472	57,576	54,613	209,193	48,277	6.0%	2,745

Operating income (loss) margin %:

Marketing Services	18.4%	18.8%	20.9%	20.7%	19.6%	21.6%
Audience Solutions	34.0%	38.2%	41.5%	38.9%	38.3%	37.7%
Connectivity	0.9%	5.0%	4.8%	3.4%	3.6%	-0.1%

Total operating segment operating margin	21.2%	23.7%	25.8%	24.3%	23.8%	22.7%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

For the year ending
March 31, 2018

Earnings before income taxes	1,500

Income taxes	6,500

Net loss	(5,000)

Diluted loss per share	$(0.06)

Excluded items:
Purchased intangible asset amortization	24,000
Non-cash stock compensation	64,000
Gains, losses and other items, net	6,000
Separation and transformation costs	15,000

Total excluded items	109,000

Earnings before income taxes and excluding items	110,500

Income taxes (2)	44,200

Non-GAAP net earnings	66,300

Non-GAAP diluted earnings per share	$0.80

Basic weighted average shares	80,000

Diluted weighted average shares	83,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 40.0%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items.

ACXIOM CORPORATION	APPENDIX A
Q1 FISCAL 2018 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions.
These measures are among the primary factors management uses in planning for and forecasting future periods.
Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share and adjusted EBITDA, reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii)
trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated.
Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior and current year, we are incurring expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and
3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We expect to complete these current projects in this fiscal year. We believe excluding these items from our non-GAAP financials measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS and Non-GAAP Income (loss) from Operations: Our non-GAAP earnings per share and Non-
GAAP income (loss) from operations reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income (loss) from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use
Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the
Company's discretionary spending after funding all required obligations including scheduled debt payments.
The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.